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                                                                   EXHIBIT 21

                         SUBSIDIARIES OF THE COMPANY AND
                          OWNERSHIP OF SUBSIDIARY STOCK
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                  NAME OF                          STATE/COUNTRY OF                  % OF SHARES
                 SUBSIDIARY                         INCORPORATION              OWNED BY THE COMPANY (*)
                 ----------                         -------------              ------------------------
         Wabash International, Inc.
           (Foreign Sales Corp.)                 U.S. Virgin Islands                     100%

            Wabash National GmbH                       Germany                           100%

                NOAMTC, Inc.                           Delaware                          100%

         WNC Cloud Merger Sub, Inc.                    Arkansas                          100%

             Cloud Oak Flooring                        Arkansas                          100%
               Company, Inc.

            Wabash Funding Corp.                       Missouri                          100%

            Wabash National L.P.                       Delaware                          100%

    Apex Trailer Leasing & Rentals, L.P.               Delaware                          100%

       Wabash National Services L.P.                   Delaware                          100%

           WTSI Technology Corp.                       Delaware                          100%

          Wabash Technology Corp.                      Delaware                          100%

            Wabash Financing LLC                       Delaware                          100%

        Wabash Funding Manager Corp.                   Delaware                          100%

             Wabash Funding LLC                        Delaware                          100%

          RoadRailer Bimodal Ltd.                   United Kingdom                       100%

         RoadRailer Mercosul, Ltda                      Brazil                           50%

              Wabash do Brazil                          Brazil                           100%

 RoadRailer Technology Development Company,             China                            81%
                    Ltd.

        National Trailer Funding LLC                   Delaware                          100%

          Continental Transit Corp                     Indiana                           100%

           Europaische Trailerzug                      Germany                           100%
    Beteiligungsgessellschaft mbH (ETZ)

           Bayerische Trailerzug                       Germany                          99.89%
    Beteiligungsgessellschaft mbH (BTZ)

             FTSI Canada, Ltd.                          Canada                           100%
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*    Includes both direct and indirect ownership by the parent, Wabash National
     Corporation